Klaviyo Announces Fourth Quarter and Fiscal Year 2023 Financial Results

Fourth quarter revenue of $201.6 million, representing 39% year-over-year growth
Expanded platform with launch of Klaviyo AI

BOSTON, February 27, 2024 — Klaviyo (NYSE: KVYO), the company that powers smarter digital relationships, today announced results for its fourth quarter and fiscal year ended December 31, 2023.

“Our strong fourth quarter showed the scale of our platform, and continued to underscore the impact we have on one of our most important metrics – driving revenue for our customers,” said Andrew Bialecki, co-founder and CEO of Klaviyo. “Our systems delivered over 11.6 million messages per minute at peak times during Black Friday Cyber Monday, 14.7 billion messages throughout the weekend, and we helped our customers generate well over $50 billion in Klaviyo Attributed Value during all of 2023. We shipped hundreds of new features for our customers in 2023, and in 2024 we’re focused on how to bring new launches and improvements to our existing offerings to help our over 143,000 customers build relationships and drive revenue.”

Recent Business Highlights:

●Powered well over $50 billion in Klaviyo Attributed Value (“KAV”) for our customers in fiscal year 2023.
●Over 143,000 customers are using Klaviyo to drive their own revenue growth as of fiscal year end 2023, compared to over 119,000 customers at the end of fiscal year 2022.
●Increased our penetration up market, ending the quarter with 1,958 customers generating over $50,000 of ARR, compared to 1,085 at the end of the fourth quarter of 2022, an increase of 80% year over year.
●Continued to expand our current customer base, with NRR of 117% as of December 31, 2023.
●Ended the year with 16.0% of our customers using our SMS offering compared to 13.7% at the end of 2022.
●Announced the launch of Klaviyo AI, combining existing offerings with new features including Segments AI, Email AI, and Forms AI to help customers leverage all AI capabilities in one place.

“Our persistent focus on driving rapid growth at scale, in an efficient manner enabled us to finish 2023 strong and set us up well for 2024.” said Amanda Whalen, CFO of Klaviyo. “During 2023 we increased revenue by 48% and generated $119.4 million in cash from operating activities and $110.0 million in free cash flow. In 2024, we’re continuing to invest behind our key growth initiatives to grow our market share while maintaining healthy unit economics.”

Fourth Quarter 2023 Financial Highlights:

●Revenue: Total revenue of $201.6 million, up from total revenue of $145.2 million in the fourth quarter of 2022, representing annual growth of 39%.
●Gross profit: Gross profit of $156.6 million, representing a gross margin of 78%, compared to gross profit of $107.9 million in the fourth quarter of 2022, representing a gross margin of 74%.

●Non-GAAP gross profit: Non-GAAP gross profit of $159.8 million, representing a non-GAAP gross margin of 79%, compared to non-GAAP gross profit of $107.9 million in the fourth quarter of 2022, representing a non-GAAP gross margin of 74%.
●Operating loss: Operating loss of $(36.3) million, representing operating margin of (18)%, compared to an operating loss of $(4.1) million in the fourth quarter of 2022, representing an operating margin of (3)%.
●Non-GAAP operating income: Non-GAAP operating income of $16.2 million, representing non-GAAP operating margin of 8%, compared to a non-GAAP operating income of $9.7 million in the fourth quarter of 2022, representing non-GAAP operating margin of 7%.
●Net loss per share attributable to Klaviyo Series A and Series B common stockholders - basic and diluted: Net loss per basic and diluted share attributable to Klaviyo Series A and Series B common stockholders was $(0.10) for the fourth quarter of 2023.
●Non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic and diluted: Non-GAAP net income per basic and diluted share attributable to Klaviyo Series A and Series B common stockholders was $0.10 and $0.09, respectively, for the fourth quarter of 2023.
●Balance sheet and cash flow: Cash, cash equivalents, and restricted cash as of the end of the fourth quarter was $739.7 million. Cash from operating activities was $38.6 million, representing a margin of 19%. Free cash flow for the fourth quarter was $34.7 million, representing free cash flow margin of 17%.

Fiscal Year 2023 Financial Highlights:

●Revenue: Total revenue of $698.1 million, up from total revenue of $472.7 million in fiscal year 2022, representing annual growth of 48%.
●Gross profit: Gross profit of $520.2 million, representing a gross margin of 75%, compared to gross profit of $344.7 million in fiscal year 2022, representing a gross margin of 73%.
●Non-GAAP gross profit: Non-GAAP gross profit of $547.9 million, representing a non-GAAP gross margin of 78%, compared to non-GAAP gross profit of $344.9 million in fiscal year 2022, representing a non-GAAP gross margin of 73%.
●Operating loss: Operating loss of $(330.6) million, representing operating margin of (47)%, compared to an operating loss of $(55.0) million in fiscal year 2022, representing an operating margin of (12)%.
●Non-GAAP operating income (loss): Non-GAAP operating income of $78.1 million, representing non-GAAP operating margin of 11%, compared to a non-GAAP operating loss of $(26.2) million in fiscal year 2022, representing non-GAAP operating margin of (6)%.
●Net loss per share attributable to Klaviyo Series A and Series B common stockholders - basic and diluted: Net loss per basic and diluted share attributable to Klaviyo Series A and Series B common stockholders was $(1.27) for the year ended December 31, 2023.
●Non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic and diluted: Non-GAAP net income per basic and diluted share attributable to Klaviyo Series A and Series B common stockholders was $0.41 and $0.36, respectively, for the year ended December 31, 2023.

●Balance sheet and cash flow: Cash, cash equivalents, and restricted cash as of the end of the fiscal year was $739.7 million. Cash from operating activities was $119.4 million, representing an operating cash flow margin of 17%. Free cash flow for the year was $110.0 million, representing free cash flow margin of 16%.

Financial Outlook

$ in millions	FY24-Q1 Guidance		FY24 Guidance
	Low	High	Low	High
Revenue	$201.0	$203.0	$889.0	$897.0
Year-over-year Growth Rate	29%	30%	27%	28%

Non-GAAP Operating Income	$22.5	$25.5	$94.0	$102.0
Non-GAAP Operating Margin	11%	13%	11%	11%

Klaviyo has not provided a reconciliation of non-GAAP operating income guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Dilutive Securities
Klaviyo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

	Price as of December 31, 2023	Weighted Average Exercise Price	Shares
Share price	$27.78
Common stock outstanding as of 12/31/2023			259.4
Warrants outstanding			5.2
RSUs outstanding			14.7
Options outstanding		$0.54	31.7
Total estimated fully diluted shares			311.0

We have excluded the impact of the Shopify investment option of 15,743,174 shares at $88.93 per share as it was out of the money as of December 31, 2023. The investment option expires on July 28, 2030.

Conference Call Information

In conjunction with this announcement, Klaviyo will host a conference call for investors at 4:30 p.m. ET (1:30 p.m. PT) today to discuss the results for its fourth quarter and fiscal year ended December 31, 2023 and its outlook for its first quarter ending March 31, 2024 and fiscal year ending December 31, 2024. The live webcast and a replay of the webcast will be available at the Investor Relations section of Klaviyo’s website: https://investors.klaviyo.com (live and replay).

Select Defined Terms

Customers. We define a customer as a distinct paid subscription to our platform. A single organization could have multiple discrete contracting divisions or subsidiaries or brands each with paid subscriptions to our platform, which would, in general, constitute multiple distinct customers. In some cases at the customer’s request, we allow subscriptions under the same parent organization to be consolidated into a single paid subscription in which case such consolidated paid subscriptions would constitute a single customer. We measure our total number of customers as a point-in-time calculation measured as of the end of a particular period. Customers do not include persons or entities that use our platform on a free trial basis.
Customers Generating Over $50,000 of ARR. We calculate our number of customers generating over $50,000 of ARR as those customers that have an average ARR of greater than $50,000 over the prior twelve months (or the entire duration of the customer’s paying relationship, if it is less than twelve months) as of the date of determination. We believe the number of customers generating over $50,000 of ARR is a key performance metric to help investors and others understand and evaluate our results of operations in the same manner as our management team, as it is an indicator of our ability to grow the number of customers that are exceeding this ARR threshold, both from our existing customers expanding their usage of our platform and from our sales to larger customers. We believe this is an important indicator of our ability to continue to successfully move up market.
Dollar-Based Net Revenue Retention Rate. We calculate our Dollar-Based Net Revenue Retention Rate, or NRR, by first identifying the cohort of customers as of twelve months prior to the date of determination. We then calculate the Annualized Recurring Revenue, or ARR, from this customer cohort as of twelve months prior to the date of determination, or the Prior Period ARR, and the ARR from this customer cohort as of the date of determination, or the Current Period ARR. ARR, for any date of determination, is the annualized value of existing paid subscriptions, which we calculate by taking the amount of revenue that we expect to receive in the next monthly period for our existing paid subscriptions, assuming no changes to such subscriptions in the next month, as of that date of determination, and multiplying that amount by twelve. Current Period ARR includes any expansion, price increases, and customer subscriptions that are deactivated and subsequently reactivated during the applicable twelve-month period and reflects contraction or attrition over the last twelve months from this customer cohort, but excludes any ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time NRR. We then calculate the weighted average point-in-time NRR as of the last day of each month in the current trailing twelve-month period to arrive at the NRR, with the weightings determined by the total ARR at the end of each period. We believe NRR is a key performance metric to help investors and others understand and evaluate our results of operations in the same manner as our management team, as it represents the expansion in usage of our platform by our existing customers, which is an important measure of the health of our business and future growth prospects. We measure dollar-based net revenue retention rate to measure this growth.
Klaviyo Attributed Value. We define Klaviyo Attributed Value, or KAV, as the amount of revenue our customers generated through orders placed by consumers within a specified period of time after a message is sent using our platform, which in the case of email is five days from when the message is sent, and in the case of SMS is twenty-four hours from when the message is sent. For email, the message also needs to be opened or clicked in order for the transaction to fall within our definition. KAV excludes orders placed with customers that do not opt-in to sharing data on placed orders, orders for which we cannot determine the currency or value, or unusual orders that appear to us to be anomalies. Since our definition of a customer does not include persons or entities that use our platform on a free trial basis, any revenue generated through orders placed with these persons or entities is also excluded from our definition of KAV. We do not net chargebacks or sales refunds from our calculation of KAV. If a customer leaves Klaviyo, we stop counting that customer’s KAV after their last contracted month. We believe KAV serves as a measure of the return-on-investment that we help generate for our customers and illustrates the value our platform can drive to our customers, which we believe enhances our ability to maintain existing customers and attract new customers. We use KAV as an internal estimate to track the value we drive to customers through our platform. KAV is an operational measure, does not represent revenue earned by us, and does not directly correlate to our pricing, revenue, or results of operations. Further, KAV is not a forecast of future revenue and investors should not place undue reliance on KAV as an indicator of our future or expected results.
About Klaviyo

Klaviyo (CLAY-vee-oh) powers smarter digital relationships, making it easy for businesses to capture, store, analyze, and predictively use their own data to drive measurable, high-value outcomes. Klaviyo’s modern and intuitive SaaS platform enables business users of any skill level to harness their first-party data from more than 350 integrations to send the right message at the right time across email, SMS, and push notifications. Innovative businesses like Good American, TaylorMade, Skims, Stanley 1913, and more than 143,000 other paying customers leverage Klaviyo to acquire, engage, and retain customers—and grow on their own terms.

Contact

Investor Relations
Jack Grant
ir@klaviyo.com

Press
Lacey Berrien
press@klaviyo.com

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Other than statements of historical facts, all statements contained in this press release, including, but not limited to, statements about Klaviyo’s outlook for the first quarter of fiscal year 2024 ending March 31, 2024 and the full fiscal year ending December 31, 2024, and Klaviyo’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, potential market opportunities, and other similar matters, are forward-looking statements. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “going to,” “guidance,” “intend,” “keep,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or words of similar meaning or similar references to future periods may identify these forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect management’s beliefs, expectations and assumptions about future events as of the date hereof, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks include, among others, the following: our ability to achieve future growth and sustain our growth rate; our ability to successfully execute our business and growth strategy, such as the success of our investment in our key growth initiatives and our ability to recognize effective areas for growth; our ability to successfully integrate with third-party platforms; our relationships with third parties, such as our marketing agency and technology partners; unfavorable conditions in our industry; our ability to attract new customers, including mid-market and enterprise customers, retain revenue from existing customers and increase sales from both new and existing customers; success of our marketing and sales strategies; costs and expenses associated with being a public company; as well as other risks and uncertainties set forth under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2023, and the other filings and reports we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC, which may be obtained on our Investor Relations website at https://investors.klaviyo.com and on the SEC website at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. In light of the risks, uncertainties, assumptions, and other factors, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Other than as required by law, we assume no obligation to update any forward-looking statements contained in this press release in the event of new information, future developments or otherwise.

Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating (loss) income, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic, non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - diluted, free cash flow, and free cash flow margin. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Our non-GAAP gross profit, non-GAAP operating (loss) income, non-GAAP operating expenses, and non-GAAP net income exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements, including, but not limited to, (i) amortization of prepaid marketing expenses, (ii) stock-based compensation and related employer payroll taxes, and (iii) restructuring expenses. Our non-GAAP operating margin is calculated as non-GAAP operating (loss) income divided by total revenue. Our non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic is calculated as non-GAAP net income divided by weighted average shares outstanding - basic for purposes of calculating Non-GAAP net income per share. Our non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - diluted is calculated as non-GAAP net income divided by weighted average shares outstanding - diluted for purposes of calculating Non-GAAP net income per share. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs. Free cash flow margin is a non-GAAP financial measure that is calculated as free cash flow divided by total revenue.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. When evaluating the performance of its business and making operating plans, Klaviyo does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on the amount of overall stockholder dilution than the accounting charges associated with such grants). The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Klaviyo’s control and that do not correlate to the operation of the business. The amount of employer payroll tax-related items on employee stock transactions was immaterial prior to being publicly listed. The expense related to amortization of prepaid marketing expense of warrants issued to Shopify is dependent upon estimates and assumptions; therefore, Klaviyo believes non-GAAP measures that adjust for the amortization of prepaid marketing expense provide investors a consistent basis for comparison across accounting periods. Klaviyo believes that the economic impact of the partnership is best measured in the form of stockholder dilution and as such have provided a reconciliation that shows the full dilutive impact of all outstanding equity instruments. Overall, Klaviyo believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Klaviyo’s own operating results over different periods of time.

We believe that all these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to decision making by our management, who use these measures as important tools for financial and operational decision-making and for evaluating Klaviyo’s own operating results over different periods of time.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. Other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Klaviyo’s business and an important part of the compensation provided to attract and retain its employees to create long-term incentive alignment with stockholders.

Klaviyo, Inc.
Consolidated Balance Sheet
(In Thousands)
	As of
	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$738,562	$385,820
Restricted cash	409	409
Accounts receivable, net of allowance for doubtful accounts	23,076	10,723
Deferred contract acquisition costs, current	15,198	11,215
Prepaid expenses and other current assets	26,244	19,336
Total current assets	803,489	427,503
Property and equipment, net	43,450	45,837
Right-of-use assets, net	36,987	45,695
Deferred contract acquisition costs, non-current	23,177	15,983
Restricted cash, non-current	686	687
Prepaid marketing expense	173,844	84,415
Other non-current assets	7,417	8,959
Total assets	$1,089,050	$629,079
Liabilities, redeemable common stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$13,597	$8,890
Accrued expenses	62,838	36,126
Lease liabilities, current	14,081	14,864
Deferred revenue	40,100	25,109
Total current liabilities	130,616	84,989
Lease liabilities, non-current	37,498	47,544
Other non-current liabilities	6,159	876
Total liabilities	174,273	133,409
Redeemable Common Stock
Redeemable common stock	—	1,531,853
Stockholders' equity (deficit)
Preferred stock	—	—
Common stock - Series A	41	—
Common stock - Series B	219	171
Additional paid-in capital	1,713,560	1,249,065
Accumulated deficit	(799,043)	(2,285,419)
Total stockholders' equity (deficit)	914,777	(1,036,183)
Total liabilities, redeemable common stock, and stockholders' equity (deficit)	$1,089,050	$629,079

Klaviyo, Inc.
Consolidated GAAP Statement of Operations
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,
	2023	2022
Revenue	$201,618	$145,235
Cost of revenue	45,013	37,331
Gross profit	156,605	107,904
Operating expenses:
Selling and marketing	102,524	60,447
Research and development	52,635	28,712
General and administrative	37,776	22,822
Total operating expenses	192,935	111,981
Operating loss	(36,330)	(4,077)
Other expense	(126)	(315)
Interest income	9,567	3,575
Total other income	9,441	3,260
Loss before income taxes	(26,889)	(817)
Provision for income taxes	(594)	(62)
Net loss	$(26,295)	$(755)
Net loss per share attributable to Series A and Series B common stockholders
Basic and Diluted	$(0.10)	$(0.01)
Weighted average shares outstanding
Basic and Diluted	258,899,189	234,553,842

Klaviyo, Inc.
Consolidated GAAP Statement of Operations
(In Thousands, Except Share and Per Share Data)

	Year Ended December 31,
	2023	2022
Revenue	$698,099	$472,748
Cost of revenue	177,888	128,025
Gross profit	520,211	344,723
Operating expenses:
Selling and marketing	394,369	213,848
Research and development	262,177	104,077
General and administrative	194,287	81,834
Total operating expenses	850,833	399,759
Operating loss	(330,622)	(55,036)
Other (expense) income	(470)	388
Interest income	24,051	5,538
Total other income	23,581	5,926
Loss before income taxes	(307,041)	(49,110)
Provision for income taxes	1,192	83
Net loss	$(308,233)	$(49,193)
Net loss per share attributable to Series A and Series B common stockholders
Basic and Diluted	$(1.27)	$(0.21)
Weighted average shares outstanding
Basic and Diluted	242,889,272	229,857,206

Klaviyo, Inc.
Consolidated Statement of Cash Flows
(In Thousands)
	Three Months Ended December 31,
	2023	2022
Operating activities
Net loss	$(26,295)	$(755)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,828	2,824
Non-cash operating lease costs	3,348	3,613
Amortization of deferred contract acquisition costs	4,384	3,140
Amortization of prepaid marketing expense	13,225	13,224
Loss on disposal of property and equipment	6	—
Bad debt expense	156	201
Stock-based compensation expense	38,482	557
Deferred income tax	(3,229)	—
Other	10	47
Changes in operating assets and liabilities:
Accounts receivable	(5,852)	(252)
Deferred contract acquisition costs	(7,911)	(5,951)
Prepaid expenses, prepaid taxes, and other assets	3,104	1,272
Accounts payable	4,116	(2,422)
Accrued expenses	7,998	5,219
Deferred revenue	7,234	3,692
Operating lease liabilities	(3,715)	(3,503)
Other non-current liabilities	(245)	8
Net cash provided by operating activities	38,644	20,914
Investing activities
Acquisition of property and equipment	(2,830)	(1,429)
Capitalization of software development costs	(1,093)	(898)
Acquisition of business	—	(500)
Net cash used in investing activities	(3,923)	(2,827)
Financing activities
Proceeds from exercise of common stock awards	182	355
Cash paid for finance leases	(5)	(5)
Proceeds from exercise of warrants	5	5
Payment of offering costs	(933)	—
Employee taxes paid related to net share settlement of stock-based awards	(18,762)	—
Net cash (used in) provided by financing activities	(19,513)	355
Net increase in cash, cash equivalents, and restricted cash	15,208	18,442
Cash, cash equivalents, and restricted cash, beginning of period	724,449	368,474
Cash, cash equivalents, and restricted cash, end of period	$739,657	$386,916

Klaviyo, Inc.
Consolidated Statement of Cash Flows
(In Thousands)
	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(308,233)	$(49,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	13,651	9,040
Non-cash operating lease costs	12,997	11,831
Amortization of deferred contract acquisition costs	15,764	10,613
Amortization of prepaid marketing expense	52,897	22,040
Loss on disposal of property and equipment	6	—
Bad debt expense	524	734
Stock-based compensation expense	340,799	6,802
Deferred income tax	(3,229)	—
Other	118	75
Changes in operating assets and liabilities:
Accounts receivable	(12,877)	(5,164)
Deferred contract acquisition costs	(26,941)	(20,195)
Prepaid expenses, prepaid taxes, and other assets	(2,375)	(5,180)
Accounts payable	4,505	(21,115)
Accrued expenses	26,666	15,377
Deferred revenue	14,991	10,017
Operating lease liabilities	(15,197)	(9,272)
Other non-current liabilities	5,305	38
Net cash provided by (used in) operating activities	119,371	(23,552)
Investing activities
Acquisition of property and equipment	(3,653)	(15,821)
Capitalization of software development costs	(5,705)	(2,424)
Acquisition of business	—	(500)
Net cash used in investing activities	(9,358)	(18,745)
Financing activities
Proceeds from exercise of common stock options	4,216	1,718
Cash paid for finance leases	(21)	(21)
Proceeds from exercise of warrants	62	45
Proceeds from issuance of common stock, net of issuance costs	—	99,558
Proceeds from issuance of common stock in initial public offering, net of issuance costs	320,096	—
Employee taxes paid related to net share settlement of stock-based awards	(81,625)	—
Net cash provided by financing activities	242,728	101,300
Net increase in cash, cash equivalents, and restricted cash	352,741	59,003
Cash, cash equivalents, and restricted cash, beginning of period	386,916	327,913
Cash, cash equivalents, and restricted cash, end of period	$739,657	$386,916

Klaviyo, Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(In Thousands)

	Three Months Ended December 31,
	2023	2022
Gross profit	$156,605	$107,904
Stock-based compensation	3,028	24
Employer payroll tax on employee stock transactions	135	—
Non-GAAP gross profit	$159,768	$107,928
Gross margin	77.7%	74.3%
Non-GAAP gross margin	79.2%	74.3%

Klaviyo, Inc.
Reconciliation of Operating Loss to Non-GAAP Operating Income
(In Thousands)

	Three Months Ended December 31,
	2023	2022
Operating loss	$(36,330)	$(4,077)
Stock-based compensation	38,482	557
Employer payroll tax on employee stock transactions	822	—
Amortization of prepaid marketing	13,225	13,224
Non-GAAP operating income	$16,199	$9,704
Operating margin	(18.0)%	(2.8)%
Non-GAAP operating margin	8.0%	6.7%

Klaviyo, Inc.
Reconciliation of Net (Loss) Income to Non-GAAP Net Income
(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net (loss) income	$(26,295)	$(297,104)	$10,887	$4,278
Stock-based compensation	38,482	299,975	519	1,823
Employer payroll tax on employee stock transactions	822	6,838	—	—
Amortization of prepaid marketing	13,225	13,224	13,224	13,224
Restructuring expense	—	—	—	7,366
Non-GAAP net income	$26,234	$22,933	$24,630	$26,691

Non-GAAP net income per share attributable to Series A and Series B common stockholders:
Basic	$0.10	$0.10	$0.10	$0.11
Diluted	$0.09	$0.08	$0.09	$0.10

Shares used in non-GAAP per share calculations:
Basic	258,899,189	240,125,168	236,590,235	235,498,300
Diluted	296,187,784	276,090,643	268,718,121	268,430,992

Klaviyo, Inc.
Reconciliation of Operating Expenses to Non-GAAP Expenses
(In Thousands)

	Three Months Ended December 31,
	2023	2022
Selling and marketing	$102,524	$60,447
Stock-based compensation	(11,813)	(76)
Employer payroll tax on employee stock transactions	(232)	—
Amortization of prepaid marketing	(13,225)	(13,224)
Non-GAAP Selling and marketing	$77,254	$47,147

Research and development	$52,635	$28,712
Stock-based compensation	(14,542)	(298)
Employer payroll tax on employee stock transactions	(277)	—
Non-GAAP Research and development	$37,816	$28,414

General and administrative	$37,776	$22,822
Stock-based compensation	(9,099)	(159)
Employer payroll tax on employee stock transactions	(178)	—
Non-GAAP General and administrative	$28,499	$22,663

Total operating expenses	$192,935	$111,981
Stock-based compensation	(35,454)	(533)
Employer payroll tax on employee stock transactions	(687)	—
Amortization of prepaid marketing	(13,225)	(13,224)
Non-GAAP Total operating expenses	$143,569	$98,224

Klaviyo, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(In Thousands)

	Three Months Ended December 31,
	2023	2022
Cash Provided by operating activities	$38,644	$20,914
Acquisition of property and equipment	(2,830)	(1,429)
Capitalization of software development costs	(1,093)	(898)
Free cash flow	$34,721	$18,587
Operating cash flow margin	19.2%	14.4%
Free cash flow margin	17.2%	12.8%

Klaviyo, Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(In Thousands)

	Year Ended December 31,
	2023	2022
Gross profit	$520,211	$344,723
Stock-based compensation	24,973	129
Employer payroll tax on employee stock transactions	1,586	—
Restructuring expense	1,156	—
Non-GAAP gross profit	$547,926	$344,852
Gross margin	74.5%	72.9%
Non-GAAP gross margin	78.5%	72.9%

Klaviyo, Inc.
Reconciliation of Operating Loss to Non-GAAP Operating Income
(In Thousands)

	Year Ended December 31,
	2023	2022
Operating loss	$(330,622)	$(55,036)
Stock-based compensation	340,799	6,802
Employer payroll tax on employee stock transactions	7,660	—
Amortization of prepaid marketing	52,897	22,040
Restructuring expense	7,366	—
Non-GAAP operating income (loss)	$78,100	$(26,194)
Operating margin	(47.4)%	(11.6)%
Non-GAAP operating margin	11.2%	(5.5)%

Klaviyo, Inc.
Reconciliation of Net (Loss) Income to Non-GAAP Net Income
(In Thousands, Except Share and Per Share Data)

Year Ended December 31,
2023
Net (loss) income	$(308,233)
Stock-based compensation	340,799
Employer payroll tax on employee stock transactions	7,660
Amortization of prepaid marketing	52,897
Restructuring expense	7,366
Non-GAAP net income	$100,489

Non-GAAP net income per share attributable to Series A and Series B common stockholders:
Basic	$0.41
Diluted	$0.36

Shares used in non-GAAP per share calculations
Basic	242,889,272
Diluted	277,467,933

Klaviyo, Inc.

Reconciliation of Operating Expenses to Non-GAAP Expenses
(In Thousands)

	Year Ended December 31,
	2023	2022
Selling and marketing	$394,369	$213,848
Stock-based compensation	(107,954)	(985)
Employer payroll tax on employee stock transactions	(2,747)	—
Restructuring expense	(1,802)	—
Amortization of prepaid marketing	(52,897)	(22,040)
Non-GAAP Selling and marketing	$228,969	$190,823

Research and development	$262,177	$104,077
Stock-based compensation	(120,184)	(1,230)
Employer payroll tax on employee stock transactions	(1,952)	—
Restructuring expense	(3,300)	—
Non-GAAP Research and development	$136,741	$102,847

General and administrative	$194,287	$81,834
Stock-based compensation	(87,688)	(4,458)
Employer payroll tax on employee stock transactions	(1,375)	—
Restructuring expense	(1,108)	—
Non-GAAP General and administrative	$104,116	$77,376

Total operating expenses	850,833	399,759
Stock-based compensation	(315,826)	(6,673)
Employer payroll tax on employee stock transactions	(6,074)	—
Restructuring expense	(6,210)	—
Amortization of prepaid marketing	(52,897)	(22,040)
Non-GAAP Total operating expenses	$469,826	$371,046

Klaviyo, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(In Thousands)

	Year Ended December 31,
	2023	2022
Cash Provided by (used in) operating activities	$119,371	$(23,552)
Acquisition of property and equipment	(3,653)	(15,821)
Capitalization of software development costs	(5,705)	(2,424)
Free cash flow	$110,013	$(41,797)
Operating cash flow margin	17.1%	(5.0)%
Free cash flow margin	15.8%	(8.8)%